EXHIBIT 4.1

                               OPTION AGREEMENTS



167                                       16

                                WRITTEN CONSENT
                                OF SOLE DIRECTOR
                           OF GOLDENACCESS.COM, INC.
                           IN LIEU OF SPECIAL MEETING

      The undersigned, being the sole director of GOLDENACCESS.COM, INC., a Florida corporation (the "Corporation"), hereby consents, in lieu of a special meeting and pursuant to Section 607.0821 of the Florida Business Corporation Act, to the adoption of the following resolutions, and directs the Secretary of the Corporation to file this Consent in the minute book of the Corporation:

      WHEREAS, Clifford Y. Pierce ("Pierce") is the sole director of the Corporation;

      WHEREAS the Corporation desires to issue to Pierce an option to acquire 120,000 shares of common stock of the Corporation at a strike price of twenty-five cents ($.25) per share exercisable for five years from the date of the option agreement, but not first exercisable until the completion of 6 consecutive months after the effective date of the first registration statement of the Company.

      RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute that certain Option Agreement in the form attached hereto as EXHIBIT A, and to do and perform any and all other acts, and execute any and all other documents that, in their sole discretion, are necessary or appropriate in connection therewith.

      WHEREAS, Paul Chalihoo ("Chalihoo") is a key person in the Corporation;

      WHEREAS, the Corporation desires to issue to Chalihoo, as key personnel, an option to acquire 150,000 shares of common stock of the Corporation at a strike price of twenty-five cents ($.25) per share, exercisable for five years after the date of the option agreement, but with the restriction that an option to acquire only 30,000 shares may be exercised after the completion of one year following the effective date of the first registration statement of the
Corporation, and that an option to acquire the other 120,000 shares may be exercised after the completion of two years following the effective date of the first registration statement of the Corporation, and with the further restriction that Chalihoo be employed by the Corporation at the time of any exercise of options.

      RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute that certain Option Agreement in the form attached hereto as EXHIBIT B, and to do and perform any and all other acts, and execute any and all other documents that, in their sole discretion, are necessary or appropriate in connection therewith.

      WHEREAS, Nigel Gray ("Gray") is a key person in the Corporation;

      WHEREAS, the Corporation desires to issue to Gray, as key personnel, an option to acquire 50,000 shares of common stock of the Corporation at a strike price of twenty-five cents ($.25) per share, exercisable for five years after the date of the option agreement, but with the restriction that an option to acquire only 10,000 shares may be exercised only after the completion of one year following the effective date of the first registration statement of the Corporation, and that an option to acquire the other 40,000 shares may be exercised only after the completion of two years following the effective date of the first registration statement of the Corporation, and with the further restriction that Gray be employed by the Corporation at the time of any exercise of options.

      RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute that certain Option Agreement in the form attached hereto as EXHIBIT C, and to do and perform any and all other acts, and execute any and all other documents that, in their sole discretion, are necessary or appropriate in connection therewith.

      FURTHER RESOLVED, that the Corporation is hereby authorized to issue to "executive management personnel" of the Corporation options to acquire an additional 680,000 shares of common stock of the Corporation at a strike price of twenty-five cents ($.25) per share, exercisable for five years from the date of the option agreement, but not first exercisable until the completion of 6 consecutive months after the effective date of the first registration statement of the Corporation, and that the officers of the Corporation are hereby authorized and directed to execute such agreements, and to do and perform any and all other acts that, in their sole discretion, are necessary or appropriate in connection therewith.

      FURTHER RESOLVED, that the Corporation is hereby authorized to issue to "key personnel" of the Corporation options to acquire an additional 220,000 shares of common stock of the Corporation at a strike price of twenty-five cents ($.25) per share, exercisable for five years from the date of the option agreement, provided that 20 percent of any option grant may be exercised after one year has elapsed following the effective date of the first registration statement of the Corporation and that 80 percent thereof may be exercised after two years have elapsed following such effective date, and further provided that the employee to whom the option is granted is employed by the Corporation at the time of exercise. The officers of the Corporation are hereby authorized and directed to execute such agreements, and to do and perform any and all other acts that, in their sole discretion, are necessary or appropriate in connection therewith.

Dated as of:




                                                Clifford  Y.  Pierce,   as  sole
director of                                                 the Corporation

[bks] W:\52206\MINUTE41.BKS{10/22/99-3:46}

                                   EXHIBIT A

                                OPTION AGREEMENT
                                     DATED
                               ____________,1999

                                   PARTIES:

Goldenaccess.com,  Inc.,  a Florida  corporation  (the  "Corporation"),  with an
address                                                                       at
                                                                          .

Clifford      Y.     Pierce      ("Pierce"),      with     an     address     at
------------------------------------------.


                                   RECITALS:

     WHEREAS, Pierce is the sole director of the Corporation.

     WHEREAS, the Corporation desires to grant to Pierce an option to acquire 120,000 shares of the common stock of the Corporation at the price and upon the terms hereinafter set forth.

     NOW THEREFORE,  in consideration of the receipt of $1.00 and other good and
valuable  consideration,   the  sufficiency  and  receipt  of  which  is  hereby
acknowledged, the parties hereby agree upon the following terms.

                                    TERMS:

     Option.

         Pierce is hereby granted the right to acquire ONE HUNDRED AND TWENTY THOUSAND (120,000) shares of the common stock of the Corporation, during the period commencing on the date of this Option Agreement and ending on the fifth anniversary of the date of this Option Agreement (the "Option Period") at a price of twenty-five cents ($.25) per share (the "Option").

     2. Restriction on Time of Exercise. The Option may not be exercised, in whole or in part, until the date that is six (6) months following the effective date of the first Registration Statement of the Corporation.

     3.  Minimum Exercise.

         Subject to the terms of Section 2, above, the Option may be exercised in whole or in part, from time to time and at any time and at multiple times during the Option Period, but for an amount of no less than 5,000 shares at any one time.


170                                       17

     4. Payment of the Purchase Price of Shares. Payment for the purchase of shares pursuant to the Option shall be made by cashier's check, attorney's trust account check, or wire transfer, at a closing to be held no later that 30 days after delivery of notice of exercise of rights under the Option.



     5. Adjustment of Option Shares and Option Price.

         The number of shares subject to the Option shall be adjusted for any stock dividend, subdivision, split-up or combination or exchange of common stock of the Corporation, and the purchase price of each share shall be adjusted accordingly.

     6.  Transferability.

         This Agreement and all rights hereunder shall not be transferable by Pierce at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

     7.  Governing Law.

         This Agreement is executed and delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida.

     8.  Amendment.

         This Agreement, or any provision hereof, may not be amended, changed or modified without the written consent of each of the parties hereto.

     9.  Notices.

         Any notice to be given hereunder shall be in writing, and shall be delivered personally, or by a service obtaining a receipt for delivery, or by registered or certified mail, postage prepaid, return receipt requested, addressed to the party at the address shown above or such changed address as to which notice has previously been given hereunder, and deemed given when so delivered or 3 days after such mailing.



171                                       18

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

-------------------------------------------------------------------------------

WITNESSES:                           GOLDENACCESS.COM, INC., a Florida
                                     corporation


                                     By:
                                           Clifford Y. Pierce, President
Print Name:




Print Name:

As to the Corporation

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[signature page to option agreement between goldenaccess.com. inc. and Clifford
Y. Pierce]

[jm] W:\TMPRE\9-122.BKS{10/22/99-3:46}

                                   EXHIBIT B

                                OPTION AGREEMENT
                                     DATED
                               ____________, 1999

                                   PARTIES:

Goldenaccess.com,  Inc.,  a Florida  corporation  (the  "Corporation"),  with an
address                                                                       at
                                                                          .

Paul       Chalihoo       ("Chalihoo"),       with      an       address      at
------------------------------------------.


                                   RECITALS:

     WHEREAS, Chalihoo is a key employee of the Corporation.

     WHEREAS, the Corporation desires to grant to Chalihoo an option to acquire 150,000 shares of the common stock of the Corporation at the price and upon the terms hereinafter set forth.

     NOW THEREFORE, in consideration of the receipt of $1.00, Chalihoo's continued employment with the Corporation and other good and valuable consideration, the sufficiency and/or receipt of which is hereby acknowledged, the parties hereby agree upon the following terms.


                                    TERMS:

     Option.

         Chalihoo is hereby granted the right to acquire ONE HUNDRED AND FIFTY THOUSAND (150,000) shares of the common stock of the Corporation, during the period commencing on the date of this Option Agreement and ending on the fifth anniversary of the date of this Agreement (the "Option Period") at a price of twenty-five cents ($.25) per share (the "Option").

     2.  Restriction on Exercise.

         The exercise of the Option described in Section 1 is subject to the following restrictions:

         (a) No Option may be exercised under this Option Agreement, either in whole or in part, until the first anniversary of the effective date of the first Registration Statement of the Corporation.

         (b) An Option to acquire up to 30,000 shares under this Option Agreement may be exercised beginning on the first anniversary of the effective date of the first Registration Statement of the Corporation.


173                                       19

         (c) An Option to acquire all remaining shares under this Option Agreement may be exercised beginning on the second anniversary of the effective date of the first Registration Statement of the Corporation.

     3.  Minimum Exercise.

         Subject to the terms of Section 2, above, the Option may be exercised in whole or in part, from time to time and at any time and at multiple times during the Option Period, but for an amount of no less than 5,000 shares at any one time.

     4. Payment of the Purchase Price of Shares.

         Payment for the purchase of shares pursuant to the Option shall be made by cashier's check, attorney's trust account check, or wire transfer, at a closing to be held no later that 30 days after delivery of notice of exercise of rights under the Option.

     5. Adjustment of Option Shares and Option Price.

         The number of shares subject to the Option shall be adjusted for any stock dividend, subdivision, split-up or combination or exchange of common stock of the Corporation, and the purchase price of each share shall be adjusted accordingly.

     6.  Transferability.

         This Agreement and all rights hereunder shall not be transferable by Chalihoo at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

     7.  Forfeiture.

         If Chalihoo's employment with the Corporation should terminate at any time during the Option Period, voluntarily or involuntarily, for any reason whatsoever, including but not limited to death or disability, termination with or without cause, or Chalihoo's resignation, Chalihoo shall forfeit the right to exercise any portion of the Option remaining at the time of such termination.

     8.  Governing Law.

         This Agreement is executed and delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida.

     9.  Amendment.

         This Agreement, or any provision hereof, may not be amended, changed or modified without the written consent of each of the parties hereto.

     10. Notices.

         Any notice to be given hereunder shall be in writing, and shall be delivered personally, or by a service obtaining a receipt for delivery, or by registered or certified mail, postage prepaid, return receipt requested,


174                                       20
addressed to the party at the address shown above or such changed address as to which notice has previously been given hereunder, and deemed given when so delivered or 3 days after such mailing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

-------------------------------------------------------------------------------

WITNESSES:                           GOLDENACCESS.COM, INC., a Florida
                                     corporation


                                     By:
                                           Clifford Y. Pierce, President
Print Name:




Print Name:

As to the Corporation

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




                                  Paul Chalihoo
Print Name:




Print Name:

As to Paul Chalihoo
-------------------------------------------------------------------------------

[signature page to option agreement between goldenaccess.com. inc. and Paul Chalihoo]

[jm] W:\52206\OPTION26.BKS{10/22/99-3:46}

                                   EXHIBIT C

                                OPTION AGREEMENT
                                     DATED
                               ____________, 1999

                                   PARTIES:

Goldenaccess.com,  Inc.,  a Florida  corporation  (the  "Corporation"),  with an
address                                                                       at
                                                                          .

Nigel        Gray        ("Gray"),        with       an        address        at
------------------------------------------.


                                   RECITALS:

     WHEREAS, Gray is a key employee of the Corporation.

     WHEREAS, the Corporation desires to grant to Gray an option to acquire 50,000 shares of the common stock of the Corporation at the price and upon the terms hereinafter set forth.

     NOW THEREFORE, in consideration of the receipt of $1.00, Gray's continued employment with the Corporation and other good and valuable consideration, the sufficiency and/or receipt of which is hereby acknowledged, the parties hereby agree upon the following terms.


                                    TERMS:

     Option.

         Gray is hereby granted the right to acquire FIFTY THOUSAND (50,000) shares of the common stock of the Corporation, during the period commencing on the date of this Option Agreement and ending on the fifth anniversary of the date of this Agreement (the "Option Period") at a price of twenty-five cents ($.25) per share (the "Option").

     2.  Restriction on Exercise.

         The exercise of the Option described in Section 1 is subject to the following restrictions:

         (a) No Option may be exercised under this Option Agreement, either in whole or in part, until the first anniversary of the effective date of the first Registration Statement of the Corporation.

         (b) An Option to acquire up to 10,000 shares under this Option Agreement may be exercised beginning on the first anniversary of the effective date of the first Registration Statement of the Corporation.



176                                       21

         (c) An Option to acquire all remaining shares under this Option Agreement may be exercised beginning on the second anniversary of the effective date of the first Registration Statement of the Corporation.

     3.  Minimum Exercise.

         Subject to the terms of Section 2, above, the Option may be exercised in whole or in part, from time to time and at any time and at multiple times during the Option Period, but for an amount of no less than 5,000 shares at any one time.

     4. Payment of the Purchase Price of Shares.

         Payment for the purchase of shares pursuant to the Option shall be made by cashier's check, attorney's trust account check, or wire transfer, at a closing to be held no later that 30 days after delivery of notice of exercise of rights under the Option.

     5. Adjustment of Option Shares and Option Price.

         The number of shares subject to the Option shall be adjusted for any stock dividend, subdivision, split-up or combination or exchange of common stock of the Corporation, and the purchase price of each share shall be adjusted accordingly.

     6.  Transferability.

         This Agreement and all rights hereunder shall not be transferable by Gray at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

     7.  Forfeiture.

         If Gray's employment with the Corporation should terminate at any time during the Option Period, voluntarily or involuntarily, for any reason whatsoever, including but not limited to death or disability, termination with or without cause, or Gray's resignation, Gray shall forfeit the right to exercise any portion of the Option remaining at the time of such termination.

     8.  Governing Law.

         This Agreement is executed and delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida.

     9.  Amendment.

         This Agreement, or any provision hereof, may not be amended, changed or modified without the written consent of each of the parties hereto.

     10. Notices.

         Any notice to be given hereunder shall be in writing, and shall be delivered personally, or by a service obtaining a receipt for delivery, or by registered or certified mail, postage prepaid, return receipt requested, addressed to the party at the address shown above or such changed address as to which notice has previously been given hereunder, and deemed given when so delivered or 3 days after such mailing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

-------------------------------------------------------------------------------

WITNESSES:                           GOLDENACCESS.COM, INC., a Florida
                                     corporation


                                     By:
                                           Clifford Y. Pierce, President
Print Name:




Print Name:

As to the Corporation

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




                                     Nigel Gray
Print Name:




Print Name:

As to Nigel Gray
-------------------------------------------------------------------------------

[signature page to option agreement between goldenaccess.com. inc. and Nigel
Gray]

[jm] W:\52206\OPTION39.BKS{10/22/99-3:46}






178                                       22